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[CHASE LOGO]



                            GLOBAL CUSTODY AGREEMENT


         This AGREEMENT is effective May 25, 1999, and is between THE CHASE MANHATTAN BANK ("Bank") and each of the series of Driehaus Mutual Funds listed on Appendix 2 hereto, as the same may be amended from time to time (each a "Customer").


1.       CUSTOMER ACCOUNTS.

         Bank, acting as "Securities Intermediary" (as defined in Section 15(g) hereof) shall establish and maintain the following ("Accounts");

         (a) a Custody Account (as defined in Section 15(b) hereof) in the name of Customer for Financial Assets, which shall, except as modified by
Section 15(d) hereof, mean stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by Bank or its Subcustodian (as defined in Section 3 hereof) for the account of Customer, including as an "Entitlement Holder" as defined in Section 15(c) hereof); and

         (b) an account in the name of Customer ("Deposit Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer, which cash shall not be subject to withdrawal by draft or check.

         Customer warrants its authority to: 1) deposit the cash and Financial Assets (collectively "Assets") received in the Accounts and 2) give Instructions (as defined in Section 11 hereof) concerning the Accounts. Bank may deliver Financial Assets of the same class with identical rights and privileges in place of those deposited in the Custody Account.

         Upon written agreement between Bank and Customer, additional Accounts may be established and separately accounted for as additional Accounts hereunder.

2.       MAINTENANCE OF FINANCIAL ASSETS AND CASH AT BANK AND SUBCUSTODIAN
         LOCATIONS.

         Unless Instructions specifically require another location acceptable to
         Bank:

         (a) Financial Assets shall be held in the country or other jurisdiction in which the principal trading market for such Financial Assets is located, where such Financial Assets are to be presented for payment or where such Financial Assets are acquired; and

         (b) Cash shall be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         Cash may be held pursuant to Instructions in either interest or non-interest bearing accounts as may be available for the particular currency. To the extent Instructions are issued and Bank can comply with such
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Instructions, Bank is authorized to maintain cash balances on deposit for
Customer with itself or one of its "Affiliates" at such reasonable rates of interest as may from time to time be paid on such accounts, or in non-interest bearing accounts as Customer may direct, if acceptable to Bank. For purposes hereof, the term "Affiliate" shall mean an entity controlling, controlled by, or under common control with, Bank.

         If Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by Bank and Customer.

3.       SUBCUSTODIANS AND SECURITIES DEPOSITORIES.

         Bank may act hereunder through the subcustodians listed in Schedule A hereof with which Bank has entered into subcustodial agreements ("Subcustodians"). Customer authorizes Bank to hold Assets in the Accounts in accounts which Bank has established with one or more of its branches or Subcustodians. Bank and Subcustodians are authorized to hold any of the Financial Assets in their account with any securities depository in which they participate.

         Bank reserves the right to add new, replace or remove Subcustodians. Customer shall be given reasonable notice by Bank of any amendment to Schedule
A. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian of Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

4.       USE OF SUBCUSTODIAN.

         (a) Bank shall identify the Assets on its books as belonging to Customer.

         (b) A Subcustodian shall hold such Assets together with assets belonging to other customers of Bank in accounts identified on such Subcustodian's books as custody accounts for the exclusive benefit of customers of Bank. For purposes of clarity, it is understood that a failure to deliver out Assets pursuant to Instructions, where such failure constituted a failure to exercise reasonable care shall result in liability in accordance with the terms of Section 12 hereof.

         (c) Any Assets in the Accounts held by a Subcustodian shall be subject only to the instructions of Bank or its agent. Any Financial Assets held in a securities depository for the account of a Subcustodian shall be subject only to the instructions of such Subcustodian.

         (d) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where Securities are deposited by a Subcustodian with a securities depository, Bank shall cause the Subcustodian to identify on its books as belonging to Bank, as agent, the Securities shown on the Subcustodian's account on the books of such securities depository or as otherwise may be required by such jurisdiction's laws and regulations. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

5.       DEPOSIT ACCOUNT TRANSACTIONS.

         (a) Bank or its Subcustodians shall make payments from the Deposit Account upon receipt of Instructions which include all information required by Bank.



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         (b)      In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, Bank, in its discretion, may advance Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by Bank on similar loans.

         (c) If Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, Customer shall promptly return any such amount upon written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If Customer does not promptly return any amount upon such notification, Bank shall be entitled, upon written notification to Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for Customer upon Instructions after consultation with Customer.

6.       CUSTODY ACCOUNT TRANSACTIONS.

         (a) Financial Assets shall be transferred, exchanged or delivered by Bank or its Subcustodian upon receipt by Bank of Instructions which include all information required by Bank. Settlement and payment for Financial Assets received for, and delivery of Financial Assets out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Financial Assets to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. If there is more than one standard method of settling institutional securities trades in a given market, and Instructions are consistent with one of such methods, Chase shall settle in accordance with such Instructions. Delivery of Financial Assets out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to Bank.

         (b) Bank, in its discretion, may credit or debit the Accounts on a contractual settlement date with cash or Financial Assets with respect to any sale, exchange or purchase of Financial Assets. Otherwise, such transactions shall be credited or debited to the Accounts on the date cash or Financial Assets are actually received by Bank and reconciled to the Account, it being understood that Bank shall act with reasonable promptness to so reconcile.

                  (i) Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by Bank in its discretion, after the contractual settlement date for the related transaction.

                  (ii)     If any Financial Assets delivered pursuant to this
         Section 6 are returned by the recipient thereof, Bank may reverse the credits and debits of the particular transaction at any time.

7.       ACTIONS OF BANK.

         Bank shall follow Instructions received regarding Assets held in the Accounts. However, until it receives Instructions to the contrary, Bank shall:

         (a) Present for payment any Financial Assets which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that Bank or Subcustodian is actually aware of such opportunities.

         (b) Execute in the name of Customer such ownership and other certificates as may be required to obtain payments in respect of Financial Assets.

         (c) Exchange interim receipts or temporary Financial Assets for definitive Financial Assets.



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         (d)  Appoint brokers and agents for any transaction involving the
Financial Assets, including, without limitation, Affiliates of Bank or any Subcustodian.

         (e) Issue statements to Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         Bank shall send Customer an advice or notifications of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless Customer sends Bank a written exception or objection to any Bank statement within ninety (90) days of receipt, Customer shall be deemed to have approved such statement. In such event and absent manifest error, or where Customer has otherwise approved any such statement, Bank shall, to the extent permitted by law, be released, relieved and discharged with respect to all matters set forth in such statement or reasonably implied therefrom.
         All collections of funds or other property paid or distributed in respect of Financial Assets in the Custody Account shall be made at the risk of Customer. Provided that Bank (or the relevant Subcustodian) has not breached its standard of care as set forth in Section 12 hereof, Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by Bank or by its Subcustodians of any payment, redemption or other transaction regarding Financial Assets in the Custody Account in respect of which Bank has agreed to take any action hereunder.

8.       CORPORATE ACTIONS; PROXIES; TAX RECLAIMS.

         (a) Corporate Actions. Whenever Bank receives information concerning the Financial Assets which requires discretionary action by the beneficial owner of the Financial Assets (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), Bank shall give Customer prompt notice of such Corporate Actions to the extent that Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

         When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, Bank shall use reasonable endeavors to obtain Instructions from Customer or its Authorized Person (as defined in Section 10 hereof), but if Instructions are not received in time for Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

         (b) Proxy Voting. Bank shall provide proxy voting services, if elected by Customer, in accordance with the terms of the proxy voting services rider hereto. Proxy voting services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Affiliates of Bank).

         (c)  Tax Reclaims.

         (i) Subject to the provisions hereof, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Financial Assets for Customer's benefit which Bank believes may be available to Customer.

         (ii) The provision of tax reclaim services by Bank is conditional upon Bank's receiving from Customer or, to the extent the Financial Assets are beneficially owned by others, from each beneficial owner, A) a declaration of the beneficial owner's identity and place of residence and (B) certain other documentation (pro forma copies of which are available from



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         Bank). Bank shall provide Customer with necessary documentation in a timely manner so as to enable Customer to use Bank's tax reclaim services. Customer acknowledges that, if Bank does not receive such declarations, documentation and information, Bank shall be unable to provide tax reclaim services.

         (iii) Bank shall not be liable to Customer or any third part for any taxes, fines or penalties payable by Bank or Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by Customer or any third party (other than Bank or an Affiliate of Bank), or as a result of the provision to Bank or any third party of inaccurate or misleading information or the withholding of material information by Customer or any other third party (other than Bank or an Affiliate of Bank), or as a result of any delay of any revenue authority or any other matter beyond Bank's control.

         (iv) Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to Customer from time to time and Bank may, by notification in writing, at Bank's absolute discretion, supplement or amend the markets in which tax reclaim services are offered. Other than as expressly provided in this subclause, Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

         (v) Customer confirms that Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to Customer or the securities and/or cash held for Customer. Bank shall advise Customer of such requests where it is permissible to do so in Bank's reasonable judgement.

         (vi) Tax reclaim services may be provided by Bank or, in whole or in part, by one or more third parties appointed by Bank (which may be Bank's affiliates); provided that Bank shall be liable for the performance of any such third party to the same extent as Bank would have been if Bank had performed such services.

         (d)    Tax Obligations

         (i) Customer confirms that Bank is authorized to, and shall, deduct from any cash received or credited to the Deposit Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Custody Account.

         (ii) If Bank does not receive appropriate declarations, documentation and information that additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom and any applicable United States withholding tax shall be deducted from income received from the Financial Assets. Customer shall provide to Bank such documentation and information as Bank may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. Customer undertakes to notify Bank immediately if any such information requires updating or amendment. Bank shall promptly notify Customer of any information required by this subsection or any change thereto.

         (iii) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Custody Account, and Customer agrees to pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to, the Deposit Account, whether such failure or


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         delay by Bank to pay, withhold or report tax or income is the result of
         (x) Customer's failure to comply with the terms of this paragraph, or
         (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay, withhold or report tax or to report interest, dividend or other income paid or credited to the Deposit Account to the extent such failure was the result of Bank's negligent acts or omissions.

9.       NOMINEES.

         Financial Assets which are ordinarily held in registered form may be registered in a nominee name of Bank, Subcustodian or securities depository, as the case may be. Bank may without notice to Customer cause any such Financial Assets to cease to be registered in the name of any such nominee and to be registered in the name of Customer. In the event that any Financial Assets registered in a nominee name are called for partial redemption by the issuer, Bank may allot the called portion to the respective beneficial holders of such class of security in any manner Bank deems to be fair and equitable. Customer shall hold Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Financial Assets in the Custody Account.

10.      AUTHORIZED PERSONS.

         As used herein, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from Customer or its designated agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such employee or agent is no longer an Authorized Person.


11.      INSTRUCTIONS.

         The term "Instructions" means instructions of any Authorized Person received by Bank, via telephone, telex, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to Bank which Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. The term "Instructions" includes, without limitation, instructions to sell, assign, transfer, deliver, purchase or receive for the Custody Account, any and all stock, bonds and other Financial Assets or to transfer funds in the Deposit Account.)

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person (which confirmation may bear the facsimile signature of such Person), but Customer shall hold Bank harmless for the failure of an Authorized Person to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received. Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which Bank shall make available to Customer or its Authorized Persons.

12.      STANDARD OF CARE; LIABILITIES.

         (a) Bank shall be responsible for the performance of only such duties as are set forth herein or expressly contained in Instructions which are consistent with the provisions hereof as follows:

              (i) Notwithstanding any other provisions of this Agreement, Bank's responsibilities shall be limited to the exercise of reasonable care with respect to its obligations hereunder. Bank shall only be liable to Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise



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         reasonable care with respect to the safekeeping of such Assets where such loss results directly from the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in its local market or from the willful default of such Subcustodian in the provision of custodial services by it. In the event of any loss to Customer which is compensable hereunder (i.e. a loss arising by reason of willful misconduct or the failure of Bank or its Subcustodian to use reasonable care), Bank shall be liable to Customer only to the extent of Customer's direct damages, to be determined based on the market value of the property which is the subject of the loss at the date of discovery of such loss and without reference to any special conditions or circumstances. Bank shall have no liability whatsoever for any consequential, special, indirect or speculative loss or damages (including, but not limited to, lost profits) suffered by Customer in connection with the transactions and services contemplated hereby and the relationship established hereby even if Bank has been advised as to the possibility of the same and regardless of the form of the action.

              (ii) Subject to Bank having selected a Subcustodian with reasonable care and Bank's duty to use reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its published financial statements and other publicly available financial information, Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or Affiliate of Bank. Bank shall not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

              (iii) (A) Customer shall indemnify and hold Bank and its directors, officers, agents and employees (collectively the "Indemnitees") harmless from and against any and all claims, liabilities, losses, damages, fines, penalties, and expenses, including out-of-pocket and incidental expenses and legal fees ("Losses") that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them for following any instructions or other directions upon which Bank is authorized to rely pursuant to the terms of this Agreement. (B) In addition to and not in limitation of the preceding subparagraph, Customer shall also indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of Bank's performance under this Agreement, provided the Indemnitees have not acted with negligence or engaged in willful misconduct. (C) In performing its obligations hereunder, Bank may rely on the genuineness of any document which it believes in good faith to have been validly executed.

              (iv) Customer shall pay for and hold Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses, with respect to income from or Assets in the Accounts.

              (v) Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

              (vi) While Bank need not maintain any insurance specifically for the benefit of Customer, it maintains insurance in such amounts and of such types as are customarily carried to cover the risks of loss of Assets held on behalf of its clients whether held with itself, its branches or subsidiaries worldwide or its Subcustodians.

              (vii)  Bank shall not be liable for any loss which results from:
         1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from malfunction, interruption of or error in the transmission of information caused by any machines or system or interruption of communication facilities, abnormal operating conditions, nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the



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         orderly execution of securities transactions or affect the value of
         Assets; except that, with respect to the failure of machines, systems, interruption of communication facilities or abnormal operating conditions on Bank or a Subcustodian's premises or otherwise within the control of Bank or a Subcustodian, Bank shall not be so excused to the extent that such failure was on account of Bank's or the Subcustodian's (as the case may be) negligence (such as a failure to have had routine maintenance performed or to have selected equipment reasonably suitable for the purposes contemplated hereby given, in the case of Subcustodians, local market practices with respect to such matters).

              (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war (whether declared or undeclared) or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b)  Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that Bank shall have no duty or responsibility to:

              (i) other than in seeking to clarify Instructions which Bank determines to be ambiguous or otherwise not executable, question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions;

              (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets;

              (ii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 5(c) hereof;

              (iii) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent (other than Subcustodians) or other party to which Financial Assets are delivered or payments are made pursuant hereto; and

              (v) review or reconcile trade confirmations received from brokers. Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank.

         (c) Customer authorizes Bank to act hereunder notwithstanding that Bank or any of its divisions or Affiliates may have a material interest in a transaction, or circumstances are such that Bank may have a potential conflict of duty or interest including the fact that Bank or any of its Affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Financial Assets, act as a lender to the issuer of Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of Financial Assets, or earn profits from any of the activities listed herein; provided that such material interest or conflict of duty or interest does not materially and adversely affect Bank's obligations hereunder.

13.      FEES AND EXPENSES.

         Customer shall pay Bank for its services hereunder the fees set forth in Schedule B hereto or such other amounts as may be agreed upon in writing, and upon pre-approval of Customer, which approval shall not be unreasonably withheld, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, reasonable legal fees. Bank shall have a lien on and is authorized to charge any Accounts of Customer for any amount owing to Bank under any provision hereof.

14.      MISCELLANEOUS.



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         (a)  Foreign Exchange Transactions. To facilitate the administration of
Customer's trading and investment activity, when instructed by specific or standing Instruction, Bank is authorized to enter into spot or forward foreign exchange contracts with Customer or an Authorized Person for Customer and may also provide foreign exchange through its subsidiaries, Affiliates or Subcustodians. Instructions, may be issued with respect to such contracts but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its subsidiaries, Affiliates or Subcustodians enter into a separate master foreign exchange contract with Customer that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract, and to the extent not inconsistent, this Agreement, shall apply to such transactions.

         (b) Certification of Residency, etc. Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records. Bank shall allow Customer's independent public accountant reasonable access to the records of Bank relating to Assets and Account(s) as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under applicable law, Bank shall also obtain an undertaking or other agreement to permit Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets and Account(s) as may be required in connection with the examination of Customer's books and records.

         (d) Governing Law; Successors and Assigns; Immunity; Captions. THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN NEW YORK and shall not be assignable by either party, but shall bind the successors in interest of Customer and Bank. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgment) or other legal process, Customer and Bank irrevocably shall not claim, and it hereby waives, such immunity. The captions given to the sections and subsections of this Agreement are for convenience of reference only and are not to be used to interpret this Agreement.

         (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are (Check one);

          X   Investment Company assets subject to certain U.S. Securities and
         Exchange Commission rules and regulations;

              Other (specify)

          This Agreement consists exclusively of this document together with Schedules A and B, Exhibits I - and the following Rider(s) [Check applicable rider(s)]:

          X   INVESTMENT COMPANY

          X   PROXY VOTING

          X   SPECIAL TERMS AND CONDITIONS

          X   Appendix 2

          There are no other provisions hereof and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment hereto must be in writing, executed by both parties.

         (f) Severability. In the event that one or more provisions hereof are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (g) Waiver. Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision hereof, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) Representations and Warranties. (i) Customer hereby represents and warrants to Bank that (A) it has full authority and power to deposit and control the Financial Assets and cash deposited in the Accounts; (B) it has all necessary authority to use Bank as its custodian; (C) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; (D) it shall have full authority and power to borrow moneys and enter into foreign exchange transactions; and (E) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank and Customer, (ii) Bank hereby represents and warrants to Customer that:
(A) it has the full power and authority to perform its obligations hereunder,
(B) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms; and (C) that it has taken all necessary action to authorize the execution and delivery hereof.

         (i) Notices. All notices hereunder shall be effective when actually received. Any notices or other communications which may be required hereunder are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing: (a) Bank: The Chase Manhattan Bank, 4 Chase MetroTech Center, Brooklyn, N.Y. 11245, Attention Global Investor Services, Investment Management Group; and (b) Customer; Driehaus Mutual Funds, 25 East Erie St., Chicago, IL 60611, attn: Robert Moyer (phone:
312.587.3800; fax: 312.932.8687.

         (j) Termination. This Agreement may be terminated by Customer or Bank by giving ninety (90) days' written notice to the other, provided that such notice to Bank shall specify the names of the persons to whom Bank shall deliver the Assets in the Accounts. If notice of termination is given by Bank, Customer shall, within sixty (60) days following receipt of the notice, deliver to Bank Instructions specifying the names of the persons to whom Bank shall deliver the Assets. In either case Bank shall deliver the Assets to the persons so specified, after deducting any amounts which Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by Bank, Bank does not receive Instructions from Customer specifying the names of the persons to whom Bank shall deliver the Assets, Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions hereof, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to Bank.

         (k) Money Laundering. Customer warrants and undertakes to Bank for itself and its agents that all Customer's customers are properly identified in accordance with U.S. Money Laundering Regulations as in effect from time to time.

         (l) Imputation of certain information. Bank shall not be held responsible for and shall not be required to have regard to information held by any person by imputation or information of which Bank is not aware by virtue of a "Chinese Wall" arrangement. If Bank becomes aware of confidential information which in good faith it feels inhibits it from effecting a transaction hereunder Bank may refrain from effecting it.

         (m) Separate obligations. With respect to any obligations of a particular Customer arising hereunder, Bank shall look for payment or satisfaction of any such obligation solely to that Customer and the Assets of such Customer and Customer's Accounts to which such obligation relates as though that Customer had separately contracted with Bank by separate written agreement with respect to such Accounts. The rights and benefits to which a given Customer is entitled hereunder shall be solely those of such Customer and no other Customer hereunder shall receive such benefits. For avoidance of doubt, each Customer or Bank may terminate this Agreement pursuant to its provisions and the Agreement shall survive such termination in respect of the remaining Customers that have not so terminated or been terminated.

         (n) Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signature thereto and hereto were upon the same instrument

15.      DEFINITIONS.

         As used herein, the following terms shall have the meaning hereinafter stated:

(a) "Certificated Security" shall mean a security that is represented by a certificate.

(b) "Custody Account" shall mean each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

(c) "Entitlement Holder" shall mean the person on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

(d) "Financial Asset" shall mean, as the context requires, either the asset itself or the means by which a person's claim to it is evidenced, including a Certificated Security or Uncertificated Security, a security certificate, or a Securities Entitlement. Financial Assets shall not include cash.

(e) "Securities" shall mean stocks, bonds, rights, warrants and other negotiable and non-negotiable paper whether issued as Certificated Securities or Uncertificated Securities and commonly traded or dealt in on securities exchanges or financial markets, and other obligations of an issuer, or shares, participations and interests in an issuer recognized in an area in which it is issued or dealt in as a medium for investment and any other property as shall be reasonably acceptable to Bank for the Custody Account.

(f) "Securities Entitlement" shall mean the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of the Uniform Commercial Code.

(g) "Securities Intermediary" shall mean Bank, a Subcustodian, a securities depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

(h) "Uncertificated Security" shall mean a security that is not represented by a certificate.

(i) "Uniform Commercial Code" shall mean Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

                                   DRIEHAUS MUTUAL FUNDS (on behalf of each
                                         Series listed on Appendix 2)

                                   By: /s/ Robert F. Moyer
                                       -----------------------------------------
                                   Title: Robert F. Moyer, Senior Vice President
                                   Date:  May 24, 1999

                                   THE CHASE MANHATTAN BANK

                                   By: [SIG]
                                       -----------------------------------------
                                   Title: Assistant Vice President
                                   Date:  May 24, 1999

STATE OF ILLINOIS  )
                   : SS.
COUNTY OF COOK     )



         On this 24 day of May, 1999, before me personally came Robert F. Moyer, to me known, who being by me duly sworn, did depose and say that he resides in Chicago, Illinois, that he is Senior Vice President of Driehaus Mutual Funds, the entity described in and which executed the foregoing instrument; and that he signed his name thereto by order of said entity.



                                                   /s/ Janet L. McWilliams
                                                   -----------------------

                                                   Janet L. McWilliams

                                                   Notary Public


Sworn to before me this 24

day of May, 1999

      Notary                                             OFFICIAL SEAL
                                                      JANET L. MCWILLIAMS
                                                NOTARY PUBLIC, STATE OF ILLINOIS
                                                MY COMMISSION EXPIRES: 08/08/03

STATE OF NEW YORK    )
                     : SS.
COUNTY OF NEW YORK   )

     On this 24th day of May, 1999, before me personally came to me known, who being by me duly sworn, did depose and say that he/she resides in at Brooklyn, New York; that he/she is an Assistant Vice President of THE CHASE MANHATTAN BANK, the corporation described in and which executed the foregoing instrument; that he/she knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal, that it was so affixed by order of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like order.


                                            /s/ Donald D. George
                                           Notary Public State of
                                          New York No. 01GE6034238
                                        Commission Exp. Oct. 3 2000
                                                Mossau City
Sworn to before me this

day of 24, 1999.

     Notary

              Investment Company Rider to Global Custody Agreement
                      Between The Chase Manhattan Bank and
            each series of Driehaus Mutual Funds listed on Appendix 2
                              effective May 25 1999

The following modifications are made to the Agreement:

    A.    Add a new Section 16 to the Agreement as follows:

    "16.   COMPLIANCE WITH SEC RULE 17F-5.

    (a) Customer's board of directors (or equivalent body) (hereinafter 'Board') hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer's 'Foreign Custody Manager' (as that term is defined in SEC rule 17f-5(a)(2) s promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), both for the purpose of selecting Eligible Foreign Custodians (as that term is defined in SEC rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold Financial Assets and Cash and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule l7f-5(c)(2)); provided that, the term Eligible Foreign Custodian shall not include any 'Compulsory Depository.' A Compulsory Depository shall mean a securities depository or clearing agency the use of which is compulsory because: (1) its use is required by law or regulation, (2) securities cannot be withdrawn from the depository, or (3) maintaining securities outside the depository is not consistent with prevailing custodial practices in the country which the depository serves. Compulsory Depositories used by Bank as of the date hereof are set forth in Appendix 1-A hereto, and as the same may be amended on notice to Customer from time to time.

    (b)   In connection with the foregoing, Bank shall:

    (i) provide written reports notifying Customer's Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

    (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of Financial Assets and Cash would exercise;

    (iii) in selecting an Eligible Foreign Custodian, first have determined that Financial Assets and Cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such Financial Assets and Cash, including, without limitation, those factors set forth in SEC rule l7f-5(c)(1)(i)-(iv);

    (iv) determine that the written contract with the Eligible Foreign Custodian (or, in the case of an Eligible Foreign Custodians that is a securities depository or clearing agency, such contract, the rules or established practices or procedures of the depository, or any combination of the foregoing) requires that the Eligible Foreign Custodian will provide reasonable care for Financial Assets and Cash based on the standards applicable to custodians in the relevant market and that the contract complies with SEC rule 17f-5(c)(2).

    (v) have established a system to monitor the continued appropriateness of maintaining Financial Assets and Cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford Financial Assets and Cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected Financial Assets and Cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain Financial Assets and Cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

    (c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of Financial Assets and Cash hereunder complies with the rules, regulations, interpretations and exemptive orders promulgated by or under the authority of the SEC.

    (d) Bank represents to Customer that it is a U.S. Bank as defined in Rule l7f-5(a)(7). Customer represents to Bank that: (1) the Financial Assets and Cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain Financial Assets and Cash in each country in which Customer's Financial Assets and Cash shall be held hereunder and determined to accept the risks arising therefrom (including, but not limited to, a country's financial infrastructure), prevailing custody and settlement practices, laws applicable to the safekeeping and recovery of Financial Assets and Cash held in custody, and the likelihood of nationalization, currency controls and the like) (collectively ("Country Risk")). Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

    (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1-B hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

    B.   Add the following after the first sentence of Section 3 of the
Agreement: "At the request of Customer, Bank may, but need not, add to Schedule A an Eligible Foreign Custodian that is either a bank or a non-Compulsory Depository where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer In the event that it elects to add any such entity."

    C.   Add the following language to the end of Section 3 of the Agreement;

"The term Subcustodian as used herein shall mean the following:

    (a) a 'U.S, Bank,' which shall mean a U.S. bank as defined in SEC rule l7f-5(a)(7);

    (b) an 'Eligible Foreign Custodian,' which shall mean (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States; (iii) a securities depository or clearing agency, incorporated or organized under the laws of a country other than the United States (other than a

    Compulsory Depository), that acts as a system for the central handling of securities or equivalent book-entries in that country and that is regulated by a foreign financial regulatory authority as defined under section 2(a)(50) of the 1940 Act, (iv) a securities depository or clearing agency organized under the laws of a country other than the United States to the extent acting as a transnational system for the central handling of securities or equivalent book-entries, and (v) any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

For purposes of clarity, it is agreed that as used in Section 12(a)(i), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager or any Compulsory Depository."

                                  Appendix I-A

                             COMPULSORY DEPOSITORIES

                       COMPULSORY SECURITIES DEPOSITORIES


COUNTRY                            DEPOSITORY                                           INSTRUMENT

ARGENTINA            CAJA DE VALORES S.A.                                       Equity, Corporate & Government Debt

                                                                                COMPULSORY

AUSTRALIA            AUSTRACLEAR LTD.                                           Corporate Debt, Money Market & Semi-Government
                                                                                Debt

                                                                                COMPULSORY

AUSTRALIA            CHESS                                                      Equity
                     (Clearing House Electronic Subregister System)
                                                                                COMPULSORY

AUSTRALIA            RITS                                                       Government Debt
                     (Reserve Bank Information and Transfer System)
                                                                                COMPULSORY

AUSTRIA              OSTERREICHISCHE KONTROLBANK AG                             Equity, Corporate + Government Debt

                                                                                COMPULSORY

BELGIUM              CIK                                                        Equity + Corporate Debt
                     (Caisse Interprofessionnalle de Depots et de Virements de
                     Titres s.a.)                                               COMPULSORY

BELGIUM              BANQUE NATIONALE DE BELGIQUE                               Treasury Bills + Government Debt

                                                                                COMPULSORY

BRAZIL               CBLC                                                       Equity
                     (Companhia Brasilelra de Liquidacao e Custodia)
                                                                                COMPULSORY

BRAZIL               CLC                                                        Equity
                     (Camara de Liquidacao e Custodia
                                                                                COMPULSORY

BRAZIL               CETIP                                                      Corporate Debt

                                                                                COMPULSORY

BULGARIA             BNB                                                        Government Debt
                     (Bulgaria National Bank)
                                                                                COMPULSORY

BULGARIA             Central Depository A.D.                                    Equity

                                                                                COMPULSORY

CANADA               CDS                                                        Equity, Corporate + Government Debt
                     (The Canadian Depository for Securities Ltd.)
                                                                                COMPULSORY

CHILE                DCV                                                        Equity, Corporate + Government Debt
                     (Deposito Central de Valores)                              COMPULSORY for government debt securities and for
                                                                                brokers as of November 1998; will be compulsory for
                                                                                all market participants during 1999.

CHINA,               SSCCRC                                                     Equity
SHANGHAI             (Shanghai Securities Central Clearing and Registration
                     Corporation)                                               COMPULSORY

CHINA,               SSCC                                                       Equity
SHENZHEN             (Shenzhen Securities Clearing Company, Limited)
                                                                                COMPULSORY

                       COMPULSORY SECURITIES DEPOSITORIES


COUNTRY                            DEPOSITORY                                               INSTRUMENT

COLOMBIA             DCV                                                        Government debt issued, guaranteed or administered
                     (Deposito Central de Velores)                              by the central bank.

                                                                                COMPULSORY

COLOMBIA             DECEVAL                                                    Equity, Corporate + Government Debt
                     (Deposito Central de Valores)
                                                                                Voluntary. Due to change in tax status of DECEVAL,
                                                                                use of DECEVAL is becoming market standard.

CROATIA              CDA                                                        Equity and listed government debt. (Created in April
                     (Central Depository Agency)                                1997, the CDA is expected to be operational in 1999)

                                                                                COMPULSORY

CROATIA              MINISTRY OF FINANCE REGISTRY &                             Short-term debt issued by the Ministry of Finance
                                                                                and National Bank of Croatia National Bank of
                                                                                Croatia Registry respectively.

                                                                                COMPULSORY

CZECH                SCP                                                        Equity + Long-Term Government Debt
REPUBLIC             (Stradisko connych papiru)
                                                                                COMPULSORY

DENMARK              VP                                                         Equity, Corporate + Government Debt
                     (Vaerdipapircentralen)
                                                                                COMPULSORY

EGYPT                MISR CLEARING, SETTLEMENT AND DEPOSITORY,                  Equity
                     S.A.E.
                                                                                COMPULSORY

ESTONIA              EVK                                                        Equity
                     (Estonian Central Depository for Securities Limited)
                                                                                COMPULSORY

EUROMARKET           CEDEL & EUROCLEAR                                          Euro-Debt

                                                                                COMPULSORY

FINLAND              CSR                                                        Equity + Government Debt
                     (Central Share Registry Finland)                           COMPULSORY

FRANCE               SICOVAM                                                    Equity + Corporate Debt
                     (Societe Interprofessionnelle pour la Compensation des
                     Veleurs Mobilieres, S.A.)                                  COMPULSORY

GERMANY              DBC                                                        Equity, Corporate + Government Debt
                     (Deutsche Boerse Clearing AO)
                                                                                COMPULSORY

GREECE               APOTHETIRIO TITLON A.E.                                    Equity
                                                                                COMPULSORY

GREECE               BANK OF GREECE                                             Government Debt
                                                                                COMPULSORY

HONG KONG            CCASS                                                      Equity
                     (Central Clearing and Settlement System)
                                                                                COMPULSORY

                       COMPULSORY SECURITIES DEPOSITORIES


COUNTRY                            DEPOSITORY                                           INSTRUMENT

HONG KONG            CMU                                                        Corporate + Government Debt
                     (Central Moneymarkets Unit)

                                                                                COMPULSORY

HUNGARY              KELER LTD.                                                 Equity + Government Debt

                                                                                COMPULSORY

INDIA                NSDL                                                       Equity + Corporate Debt
                     (National Securities Depository Limited)
                                                                                COMPULSORY

IRELAND              CRESTCO LIMITED                                            Equity
                                                                                COMPULSORY

IRELAND              GSO                                                        Government Debt
                     (Gilt Settlement Office)
                                                                                COMPULSORY

ISRAEL               TASE CLEARING HOUSE                                        Equity, Corporate + Government Debt
                     (Tel Aviv Stock Exchange Clearing House)
                                                                                COMPULSORY

ITALY                MONTE TITOLL S.P.A.                                        Equity + Corporate Debt

                                                                                COMPULSORY

ITALY                BANK OF ITALY                                              Government Debt

                                                                                COMPULSORY

JAPAN                JASDEC                                                     Equity
                     (Japan Securities Depository Center)
                                                                                VOLUNTARY

JAPAN                BANK OF JAPAN                                              Registered Government Debt

                                                                                COMPULSORY

KAZAHKSTAN           CENTRAL SECURITIES DEPOSITORY                              Mandatory for all equity securities traded on the
                                                                                Kazahkstan Stock Exchange. Currently all trading is
                                                                                over the counter.

                                                                                VOLUNTARY

LATVIA                LCD                                                       Equity + Government Debt
                      (Latvian Centel Depository)
                                                                                COMPULSORY

LEBANON               MIDCLEAR                                                  Equity
                      (Custodian and Clearing Center of Lebanon and the
                      Middle East)
                                                                                COMPULSORY

LITHUANIA             CSDL                                                      Equity + Government Debt
                      (Central Securities Depository of Lithuania)
                                                                                COMPULSORY

LUXEMBOURG            Cedel Bank, s.a.                                          Equity

                                                                                COMPULSORY

MALAYSIA              MCD                                                       Equity
                      (Malaysian Central Depository Snd Bhd)
                                                                                COMPULSORY

                       COMPULSORY SECURITIES DEPOSITORIES


COUNTRY                            DEPOSITORY                                           INSTRUMENT

MAURITIUS            CDS                                                        Equity
                     (Central Depository and Settlement Company Limited)

                                                                                COMPULSORY

MEXICO               INDEVAL                                                    Equity, Corporate + Government Debt.
                     (Institution para l Deposito de Valores)
                                                                                COMPULSORY

MOROCCO              MAROCLEAR                                                  Equity + Corporate Debt (will be compulsory as of
                                                                                March 21, 1999)

                                                                                COMPULSORY

NETHERLANDS          NECIGEF                                                    Equity, Corp. + Govt. D
                     (Nederlands Centraal Insituut voor Giraal Effectenverkeer
                     B.V.)
                                                                                COMPULSORY

NEW ZEALAND          AUSTRACLEAR NEW ZEALAND                                    Equity, Corporate + Government Debt

                                                                                COMPULSORY

NORWAY               VPS                                                        Equity, Corporate + Government Debt
                     (Verdipapirsentralen)
                                                                                COMPULSORY

OMAN                 MSM                                                        Equity
                     (Muscat Securities Market)
                                                                                COMPULSORY

PAKISTAN             CDC                                                        Equity
                     (Central Depository Company of Pakistan Limited)
                                                                                COMPULSORY

PERU                 CAVALI                                                     Equity
                     (Caja de Valores y Liquidaciones)
                                                                                COMPULSORY

PHILIPPINES          PCD                                                        Equity
                     (Philippine Central Depository Inc.)
                                                                                COMPULSORY

POLAND               NDS                                                        Equity, Long-Term Government Debt + Vouchers
                     (National Securities Depository)
                                                                                COMPULSORY

POLAND               CRT                                                        Treasury-Bills
                     (Central Registry of Treasury-Bills)
                                                                                COMPULSORY

PORTUGAL             INTERBOLSA                                                 Equity, Corporate + Government Debt
                     (Central de Valores Mobiliarios e Sistema de Liquidacao e
                     Compensacao)
                                                                                COMPULSORY

ROMANIA              SNCDD - RASDAQ                                             Equity
                     (National Company for Clearing, Settlement and
                     Depository for Securities)
                                                                                COMPULSORY

ROMANIA              BSE                                                        Equity
                     (Bucharest Stock Exchange Registry)
                                                                                COMPULSORY

ROMANIA              NATIONAL BANK OF ROMANIA                                   Treasury-Bills

                                                                                COMPULSORY

                       COMPULSORY SECURITIES DEPOSITORIES


                                                                                         INSTRUMENT
COUNTRY                            DEPOSITORY

RUSSIA               VNESTORGBANK                                               Ministry of Finance Bonds

                                                                                COMPULSORY

RUSSIA               NATIONAL DEPOSITORY CENTER                                 GKOs are Treasury Bills with three months to one
                                                                                year maturity; OFZs are Federal Loan bonds with one
                                                                                to two years' maturity.

                                                                                COMPULSORY

SINGAPORE            CDP                                                        Equity + Corporate Debt and Malaysian equities
                     (Central Depository (Pte.) Ltd.)                           traded on CLOB

                                                                                COMPULSORY

SINGAPORE            MONETARY AUTHORITY OF SINGAPORE                            Government Debt

                                                                                COMPULSORY

SLOVAK               SCP                                                        Equity + Government Debt
REPUBLIC             (Stredisko Cennych Papierov)
                                                                                COMPULSORY

SLOVAK               NATIONAL BANK OF SLOVAKIA                                  Treasury-Bills
REPUBLIC
                                                                                COMPULSORY

SLOVENIA             KDD                                                        Equity + Corporate Debt
                     (The Centraina Klirinsko Depotna Druzba d.d.
                                                                                COMPULSORY

SOUTH AFRICA         CD                                                         Corporate + Government Debt
                     (Central Depository (Pty) Limited)
                                                                                COMPULSORY

SOUTH KOREA          KSD                                                        Equity, Corporate + Government Debt

                                                                                COMPULSORY

SPAIN                SCLV                                                       Equity + Corporate Debt.
                     (Servicio de Compensacion y Liquidacion de Valores,
                     S.A.)
                                                                                COMPULSORY

SPAIN                CBEO                                                       Government Debt
                     (Central Book Entry Office)
                                                                                COMPULSORY

SRI LANKA            CDS                                                        Equity
                     (Central Depository System (Pte) Limited)
                                                                                COMPULSORY

SWEDEN               VPC                                                        Equity, Corporate + Government Debt
                     (Vardepapperscentralen AB)
                                                                                COMPULSORY

SWITZERLAND          SEGA                                                       Equity, Corporate + Government Debt
                     (Schweizerische Effekten-Giro AG)
                                                                                COMPULSORY

TAIWAN               TSCD                                                       Equity + Government Debt
                     (Taiwan Securities Central Depository Co., Ltd.)
                                                                                COMPULSORY

THAILAND             TSDC                                                       Equity, Corporate + Government Debt
                     (Thailand Securities Depository Company Limited)
                                                                                COMPULSORY

                       COMPULSORY SECURITIES DEPOSITORIES


COUNTRY                            DEPOSITORY                                           INSTRUMENT

TUNISIA              STICODEVAM                                                 Equity
                     (Societe Tunislienne Interprofessionnelle pout la
                     Compensation et le Depot des Valeurs Mobilieres)
                                                                                COMPULSORY

TUNISIA              MINISTRY OF FINANCE                                        Government Debt tradable on the stock exchange
                                                                                (BTNBs)

                                                                                COMPULSORY

TUNISIA              CENTRAL BANK OF TUNISIA                                    Government Debt not tradable on the stock exchange
                                                                                (BTCs)

                                                                                COMPULSORY

TURKEY               IMKB TAKAS VE SAKLAMA BANKASL A.S.                         Equity + Corporate Debt

                                                                                COMPULSORY

TURKEY               CENTRAL BANK OF TURKEY                                     Government Debt

                                                                                COMPULSORY

UNITED               CRESTCO LIMITED                                            Equity + Corp. Debt
KINGDOM
                                                                                COMPULSORY

UNITED               CMO                                                        Sterling CDs & CP
KINGDOM              (Central Moneymarket Office)

                                                                                COMPULSORY

UNITED               CGO                                                        Gilts
KINGDOM              (Central Gilts Office)
                                                                                COMPULSORY

UNITED STATES        DTC                                                        Equity + Corporate Debt
                     (Depository Trust Company)
                                                                                COMPULSORY

UNITED STATES        PTC                                                        Mortgage Back Debt
                     Participants Trust Company)
                                                                                COMPULSORY

UNITED STATES        FED BOOK-ENTRY SYSTEM                                      Government Debt

                                                                                COMPULSORY

ZAMBIA               LUSE                                                       Equity + Government Debt
                     (LuSE Central Shares Depository Limited)
                                                                                COMPULSORY

                                  Appendix 1-B

                       Information Regarding Country Risk

         1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and Cash into a country the following information (check items applicable):

         A     Opinions of local counsel concerning:

 X       i.    Whether applicable foreign law would restrict the access afforded
---            Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

 X       ii.   Whether applicable foreign law would restrict the Customer's
---            ability to recover its Financial Assets and Cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

 X       iii.  Whether applicable foreign law would restrict the Customer's
---            ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.    Written information concerning:

 X       i.    The foreseeability of expropriation, nationalization, freezes, or
---            confiscation of Customer's Financial Assets and Cash.

 X       ii.   Whether difficulties in converting Customer's cash and cash
---            equivalents to U.S. dollars are reasonably foreseeable.

         C.    A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) compulsory depositories (including depository evaluation).

         2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

         Market flashes, including with respect to changes in the information in market reports.

                                   Appendix 2

                         Series of Driehaus Mutual Funds
                                Each a "Customer"

Driehaus International Growth Fund
Driehaus Asia Pacific Growth Fund
Driehaus Emerging Markets Growth Fund
Driehaus International Discovery Fund
Driehaus European Opportunity Fund

                           GLOBAL PROXY SERVICE RIDER
                           To Global Custody Agreement
                                     Between
                            THE CHASE MANHATTAN BANK
                                       AND
            each series of Driehaus Mutual Funds listed on Appendix 2
                             effective May 25 1999,

1. Global Proxy Services ("Proxy Services") shall be provided for the countries listed in the procedures and guidelines ("Procedures") furnished to Customer, as the same may be amended by Bank from time to time on prior notice to Customer. The Procedures are incorporated by reference herein and form a part of this Rider.

2. Proxy Services shall consist of those elements as set forth in the Procedures, and shall include (a) notifications ("Notifications") by Bank to Customer of the dates of pending shareholder meetings, resolutions to be voted upon and the return dates as may be received by Bank or provided to Bank by its Subcustodians or third parties, and (b) voting by Bank of proxies based on Customer Instructions. Original proxy materials or copies thereof shall not be provided. Notifications shall generally be in English and, where necessary, shall be summarized and translated from such non-English materials as have been made available to Bank or its Subcustodian. In this respect Bank's only obligation is to provide information from sources it believes to be reliable and/or to provide materials summarized and/or translated in good faith. Bank reserves the right to provide Notifications, or parts thereof, in the language received. Upon reasonable advance request by Customer, backup information relative to Notifications, such as annual reports, explanatory material concerning resolutions, management recommendations or other material relevant to the exercise of proxy voting rights shall be provided as available, but without translation,

3. While Bank shall attempt to provide accurate and complete Notifications, whether or not translated, Bank shall not be liable for any losses or other consequences that may result from reliance by Customer upon Notifications where Bank prepared the same in good faith.

4. Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise under the Agreement, in performing Proxy Services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such Proxy Services.

5. Proxy voting may be precluded or restricted in a variety of circumstances, including, without limitation, where the relevant Financial Assets are: (i) on loan; (ii) at registrar for registration or reregistration; (iii) the subject of a conversion or other corporate action; (iv) not held in a name subject to the control of Bank or its Subcustodian or are otherwise held in a manner which precludes voting;
         (v) not capable of being voted on account of local market regulations or practices or restrictions by the issuer; or (vi) held in a margin or collateral account.

6. Customer acknowledges that in certain countries Bank may be unable to vote individual proxies but shall only be able to vote proxies on a net basis (e.g., a net yes or no vote given the voting instructions received from all customers).

7. Customer shall not make any use of the information provided hereunder, except in connection with the funds or plans covered hereby, and shall in no event sell, license, give or otherwise make the information provided hereunder available, to any third party, and shall not directly or indirectly compete with Bank or diminish the market for Proxy Services by provision of such information, in whole or in part, for compensation or otherwise, to any third party.

8. The names of Authorized Persons for Proxy Services shall be furnished to Bank in accordance with Section 10 of the Agreement. Proxy Services fees shall be as set forth in Section 13 of the Agreement or as separately agreed.

                               DOMESTIC AND GLOBAL
                       SPECIAL TERMS AND CONDITIONS RIDER

Domestic Corporate Actions and Proxies

With respect to domestic U.S. and Canadian Financial Assets (the latter if held in DTC), the following provisions shall apply rather than the pertinent provisions of Section 8 of the Agreement and the Global Proxy Service rider:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.